Exhibit 4.3

        THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
    DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT
      AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT
             REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                             STOCK OPTION AGREEMENT

PURSUANT TO THE AMERICAN GOLDRUSH CORPORATION 2005 STOCK OPTION PLAN


Employee/Optionee:                          ______________

Number of Shares Under Option:              ______________

Exercise Price:                             $_____________

Date of Grant:                              ______________

Expiry Date:                                ______________

This Stock Option Agreement (the "Agreement") is made pursuant to the American Goldrush Corporation (the "Corporation") 2005 Stock Option Plan (the "Plan"), a copy of which is available to the Optionee on request made to the Corporation, and entered into as of the date of grant set forth above (the "Date of Grant") by and between the Corporation, and the optionee named above (the "Optionee").



1. GRANT OF OPTION. The Corporation hereby grants to The Optionee an option (the "Option") to purchase the above number of shares of common stock of the Corporation (the "Shares") at the above noted price (the "Exercise Price") and subject to all of the terms and conditions of this Agreement and the Plan. The terms and conditions of the Plan are incorporated herein and shall form part of this Agreement. The terms not otherwise defined herein shall have the meaning given under the Plan.

2. EXPIRY DATE. The Option must be exercised on or before the Expiry Date set forth above, subject to the vesting schedule set out in section 4, and in compliance with the method of exercise set out below.

3. EXERCISE PRICE. The price the Optionee must pay to exercise the Option (the "Exercise Price") is as set forth above.
4.                VESTING.

         (a) The Option shall vest and become exercisable on a cumulative basis in accordance with the following schedule:



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

                                                PERCENTAGE OF OPTION THAT MAY BE
                  Date                          EXERCISED






         (b) If this Option becomes exercisable for a fraction of a share because of the adjustment or antidilution provisions contained in the Plan, such fractions will be rounded down.

5. METHOD OF EXERCISE. This Option shall be exercisable by written notice, no later than 5:00p.m. on the Expiry Date, in the form attached hereto as Schedule "A", which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of common stock as may be required by the Corporation pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President of the Corporation. The written notice shall be accompanied by payment of the Exercise Price by any method as more clearly described in Section 6.

6.       METHOD OF PAYMENT.

         (a)      Payment of the Exercise Price shall be made:

                  (i)      in cash or by cash equivalent; or

                  (ii) at the sole discretion of the Option Committee, other consideration including, without limitation, Common Stock of the Corporation, valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise, or services, or other property; or

                  (iii) at the sole discretion of the Option Committee, by a combination of different forms of consideration.

         (b) In addition to and at the time of payment of the purchase price, the Optionee shall pay to the Corporation in cash or, at the sole discretion of the Option Committee, in other forms of consideration, the full amount of all federal, state and provincial withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

7. NON-TRANSFERABILITY OF OPTION. All Options shall be nontransferable except, upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or as otherwise described in the Plan.

8.       THE OPTIONEE'S REPRESENTATIONS.

         By receipt of this Option, by its execution, and by its exercise in whole or in part, the Optionee represents to the Corporation that:



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

         (a) the Optionee understands that both this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with U.S. federal, state and Canadian provincial securities laws;


         (b) the Optionee understands that the Securities have not been registered under the Securities Act (U.S.);


         (c)      the  Optionee   understands   that,   unless  the  Shares  are
                  registered prior to issuance, the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available;


         (d) the Optionee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Corporation that registration is not required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted;


         (e) the Optionee acknowledges and agrees that the vesting of Shares pursuant to section 4 hereof is earned only by the Optionee's continuing capacity as a person eligible to receive Options under the Plan at the will of the Corporation (not through the act of being hired, being granted this Option or acquiring Shares hereunder). The Optionee further acknowledges and agrees that this Option, the Agreement and the Plan do not constitute an express or implied promise of continued engagement as an officer, employee or consultant for the vesting period, for any period, or at all, and shall not interfere with Optionee's right or the Corporation's right to terminate Optionee's employment or consulting relationship at any time, with or without cause; and

         (f) the Optionee acknowledges receipt of a copy of the Plan, represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Option Committee upon any questions arising under the Plan;


         (g) the Optionee is not resident in the U.S. and is not otherwise a U.S. person, as that term is defined in Regulation S under the Securities Act (U.S.), which definition has been provided to the Optionee where requested, and the offer was not made to the Optionee when he was in the United States and at the time the Optionee accepts this agreement the Optionee was outside the United States;




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

         (h) the Optionee, if engaged by the Corporation as a consultant or advisor, does not provide services in connection with the offer or sale of securities in a capital-raising transaction, and does not directly or indirectly promote or maintain a market for the registrant's securities and does not otherwise provide investor relations services; and


         (i) the Optionee is aware that the Options have been issued pursuant to an applicable exemption from the registration and prospectus requirements under the Securities Laws of the Provinces of Canada, and as a result, no provincial securities regulator has reviewed or approved the issuance of these options.

9. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Corporation may require the Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation, including in the case of a non-U.S. person, that such person was not in the in the United States at the time of exercise of the Option hereunder.

10. DELAY. No delay or failure on the part of the Corporation or the Optionee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

11. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral and/or written; subject, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Corporation and the Optionee.

12. TERMINATION. In the event of termination of status as a person eligible to receive Options under the Plan, the provisions of the Plan will apply.

13. NOTICES. All Notices hereunder shall be in writing and shall be deemed given when sent by verified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth below or at the address shown on the records of the Corporation or to such other address as such party may designate in writing from time to time to the Corporation, and if to the Corporation, to the Corporation principal executive offices, to the attention of the Chief Executive Officer.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of _________, 200__.

                                            AMERICAN GOLDRUSH CORPORATION


                                            By: ________________________________


By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Directors of the Corporation, and of the

Option Committee responsible for administration of the Plan, upon any questions arising under the Plan. Optionee authorizes the Corporation to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option or subsequent sale of the Shares.

The Optionee further acknowledges that exercise of the Option is subject to compliance with applicable U.S. and Canadian provincial securities laws.

                                    OPTIONEE

                                    Signature:        __________________________


                                    Name:             __________________________













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




                                   SCHEDULE A
                                     TO THE
                         AMERICAN GOLDRUSH CORPORATION

             Stock Option Agreement under the 2005 Stock Option Plan


                           OPTION EXERCISE NOTICE FORM


I, ___________________________, do hereby exercise the option granted to me pursuant to a Stock Option Agreement dated ___________ (the "Option"). The Shares being purchased and the total option exercise price are set forth below:

Number of Shares:                            ________________ Shares

Option Exercise Price Per Share              x $_____________ per Share

Total Option Exercise Price:                 = $______________________.



Until such time as the Shares which may be acquired upon exercise of the Option have been registered under the United States SECURITIES ACT OF 1933, as amended (the "1933 Act") and the securities laws of any state of the United States, the Option may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the 1933 Act) unless an exemption is available from the registration requirements under the 1933 Act and applicable U.S. state laws. The Option and the common shares which may be acquired upon exercise thereof, are not registered under the laws of any U.S. state, and this Option may not be exercised in the United States unless the prior consent of the corporation has been obtained.

Payment of The Total Option Exercise Price is included with this Form.


           ____________________________________        Date: ___________________
                   Signature of Optionee




            Send or deliver this Form with an original signature to:

                          AMERICAN GOLDRUSH CORPORATION
                       SUITE 708, 1155 WEST PENDER STREET
                                  VANCOUVER, BC
                                     V6E 2P4